UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

August 17, 2016

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2015-A

(Issuing Entity with respect to Securities)

(CIK: 0001647854)

WORLD OMNI FINANCIAL CORP.

(Sponsor with respect to Securities)
(CIK: 0001004150)

WORLD OMNI AUTO LEASING LLC

(Depositor with respect to Securities)
(CIK: 0001439697)

Delaware

(State or other jurisdiction of incorporation or organization)

333-203470-02

(Commission File Number)

90-0399122

(Depositor’s IRS Employer Identification No.)

190 Jim Moran Boulevard

Deerfield Beach, FL 33442

(Address of principal executive offices of registrant, including zip Code)

Registrant’s telephone number, including area code: (954) 429-2000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 17, 2016, World Omni LT (the “Titling Trust”), World Omni Financial Corp., as Closed-End Servicer (the “Servicer”), and AL Holding Corp., as Closed-End Collateral Agent (the “Closed-End Administrative Agent”) entered into the Second Amendment to Fifth Amended and Restated Servicing Agreement (the “Servicing Agreement Amendment”). The Servicing Agreement Amendment amends the Fifth Amended and Restated Servicing Agreement, dated as of December 15, 2009 (and previously amended, the “Base Servicing Agreement”), among the Titling Trust, the Servicer and the Closed-End Administrative Agent (filed as Exhibit 99.1 to the registrant’s Form 8-K dated and filed on April 18, 2011, Commission File No. 333-152253), to, among other things, eliminate the obligation of the Servicer to monitor insurance during the term of the related closed-end lease and the Servicer’s obligation to remit amounts that would have been recoverable and paid to the Titling Trust as loss payee on such insurance policies under certain circumstances.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Second Amendment to Fifth Amended and Restated Servicing Agreement, dated as of August 17, 2016, by and among World Omni Financial Corp., as Closed-End Servicer, World Omni LT, as Titling Trust, and AL Holding Corp., as Closed-End Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO LEASING LLC

Dated: August 18, 2016	By:	/s/ Bryan Romano
	Name:	Bryan Romano
	Its:	Assistant Treasurer

INDEX OF EXHIBITS

Exhibit 99.1	Second Amendment to Fifth Amended and Restated Servicing Agreement, dated as of August 17, 2016, by and among World Omni Financial Corp., as Closed-End Servicer, World Omni LT, as Titling Trust, and AL Holding Corp., as Closed-End Collateral Agent.